                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE
                                                CONTACT:
                                                MICHAEL E. KELLY
                                                EXECUTIVE VICE PRESIDENT/
                                                CHIEF OPERATING OFFICER
                                                MAJESTIC STAR CASINO
                                                (702) 388-2240

                    MAJESTIC STAR CASINO ANNOUNCES INCREASED
                              FIRST QUARTER RESULTS


MAY 8, 2003, GARY, IND. - The Majestic Star Casino, LLC (the "Company") today announced financial results for the three month period ended March 31, 2003. The Company is a multi-jurisdictional gaming company that directly owns and operates one dockside gaming facility located in Gary, Indiana ("Majestic Star") and, pursuant to a 2001 acquisition through its unrestricted subsidiary, Majestic Investor Holdings, LLC, ("Holdings"), owns and operates three Fitzgeralds brand casinos located in Tunica, Mississippi ("Fitzgeralds Tunica" or "Barden Mississippi Gaming, LLC"), Black Hawk, Colorado ("Fitzgeralds Black Hawk" or "Barden Colorado Gaming, LLC") and downtown Las Vegas, Nevada ("Fitzgeralds Las Vegas" or "Barden Nevada Gaming, LLC").

Majestic Star (Gary Property)

Net income for the three-month period ended March 31, 2003 for Majestic Star was approximately $2.1 million, compared to approximately $1.0 million in the same period last year, an improvement of $1.1 million or 110.0%. Net revenues for the three-month period ended March 31, 2003 were approximately $36.0 million, compared to approximately $31.8 million for the same period last year. The increased net income of approximately $1.1 million and the increased net revenue growth of approximately $4.2 million or 13.2% was primarily attributed to the implementation of dockside gaming on August 5, 2002, the opening of the 2,000 space parking garage on May 13, 2002 and direct mail marketing and promotional activities. The parking garage is adjacent to the gaming facility and offers casino guests easy access to the facility. Operating income for the three-month period ended March 31, 2003 was approximately $5.8 million compared to $4.7 million in the same period last year, an increase of approximately $1.1 million or 23.4%.

EBITDA (defined as earnings from operations before interest, taxes, depreciation and amortization) for Majestic Star was approximately $7.8 million compared to $7.0 million in the prior year's period, an increase of $827,000 or 11.9%. EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used

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

MAJESTIC STAR ANNOUNCES STRONG                                          Page 2
FIRST QUARTER RESULTS

measure of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA as a measure of the Company's operating performance. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA. A reconciliation of operating income/(loss) to EBITDA is included in the financial schedules accompanying this release.

During the three-month period ending March 31, 2003, Majestic Star recognized lease expenses related to the parking garage of $516,000. This expense reduced both operating income and EBITDA. Similar charges were not incurred in the three-month period ending March 31, 2002. EBITDA includes corporate expenses of $600,000 for the three months ended March 31, 2003 and $201,000 for the three months ended March 31, 2002.

Don H. Barden, the Company's Chairman and CEO stated, "the Majestic Star Casino had another solid quarter, with much improved revenues, net income, operating cash flow and EBITDA over the same quarter last year. We outperformed the market during the first quarter of 2003. Our continued focus on better serving our customer, marketing and promoting our property and attention to costs are the foundation to our enhanced performance."

Casino revenues during the three months ended March 31, 2003 totaled approximately $35.3 million, compared to approximately $31.1 million in the same period last year, an increase of approximately $4.2 million or 13.5%. Of this amount, slot revenues accounted for approximately $29.3 million or 83.0% of casino revenues and table games revenues accounted for approximately $6.0 million or 17.0% of casino revenues. Slot revenues during the three months ended March 31, 2003 increased approximately $2.8 million or 10.6% from approximately $26.5 million recorded in the same period last year. Table games revenues during the three months ended March 31, 2003 increased approximately $1.4 million or 30.4% from approximately $4.6 million recorded in the same period last year. The increase is attributable to a 39.3% growth in table drop. The average number of slot machines in operation during the three months ended March 31, 2003 was 1,542, with an average win per slot per day of $211, compared to the average number of slot machines in operation of 1,428 with an average win per slot per day of $207 in the three-month period ended March 31, 2002. The average number of table games in operation during the three months ended March 31, 2003 was 56 with an average win per table per day of $1,187 compared to an average of 51 table games with an average win per table per day of $991 in the three-month period ended March 31, 2002. The average daily win per state passenger count during the three months ended March 31, 2003 was $89 compared to the average daily win per state passenger count of $71 during the three months ended March 31, 2002.



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

MAJESTIC STAR ANNOUNCES STRONG                                          Page 3
FIRST QUARTER RESULTS




Capital expenditures for the three-month period ended March 31, 2003 were $923,000. On March 13, 2003, Majestic Star purchased land and a building from a related entity for $517,000. The balance of the capital purchases is comprised of gaming and non-gaming equipment.

As of March 31, 2003, Majestic Star had $15.0 million in cash on hand, after payment of its January 10-7/8% Senior Secured Notes (the "Star Notes") interest payment of approximately $7.1 million which was paid on December 31, 2002, and had no borrowings under its $20.0 million credit facility. As of March 31, 2003, Majestic Star had total debt outstanding of $130.0 million of 10-7/8% Senior Secured Notes. The Star Notes are secured by the Majestic Star assets only, are independent of the 11.653% Senior Secured Notes issued by Holdings, and are not secured by the Fitzgeralds properties acquired by Holdings.

Majestic Investor Holdings (Fitzgeralds Properties)

On a consolidated basis, for the three-month period ended March 31, 2003, Holdings had net income of approximately $949,000, compared to net income of approximately $994,000 in the same period last year, a decrease of approximately $45,000 or 4.5%. Consolidated net revenues for the three months ended March 31, 2003 were approximately $43.3 million, compared to approximately $46.3 million in the same three-month period last year, a decrease of approximately $3.0 million or 6.5%. Consolidated operating income for the three-month period ended March 31, 2003 was approximately $5.3 million, compared to approximately $5.5 million in the same three-month period last year, a decrease of approximately $140,000 or 2.6%. Consolidated EBITDA was approximately $9.0 million, compared to EBITDA of $8.9 million in the same three-month period last year, an increase of approximately $126,000 or 1.4%.

Capital expenditures for the three-month period ending March 31, 2003 were approximately $1.1 million. Capital expenditures primarily consist of gaming and non-gaming equipment.

Mr. Barden stated that, "the first quarter of 2003 was challenging for the three Fitzgeralds properties. Poor weather, particularly in Colorado, along with the impending and then commencement of the war with Iraq, had negative influences on our operations. Our properties reacted quickly with cost containment strategies to mitigate the impact to our cash flows. Through the aggressive actions of our property management teams we were able to show year over year improvements in quarterly EBITDA at all three properties. In addition, Fitzgeralds Tunica has shown its thirteenth consecutive quarter of year over year EBITDA growth."

During the three-month period ended March 31, 2003, Fitzgeralds Tunica had net revenues of approximately $23.0 million, compared to approximately $24.3 million in the same period last year, a decrease of approximately $1.3 million or 5.3%. Casino revenues during the three-month period ended March 31, 2003 were approximately $21.8 million, compared to approximately $23.4 million for the same period last year, a decrease of




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

MAJESTIC STAR ANNOUNCES STRONG                                          Page 4
FIRST QUARTER RESULTS



approximately $1.6 million or 6.8%. Of this amount, slot revenues accounted for approximately $19.7 million or 90.4% of casino revenues and table games revenues accounted for approximately $2.1 million or 9.6% of casino revenues. Slot revenues during the three months ended March 31, 2003 declined approximately $1.2 million or 5.7% from approximately $20.9 million recorded in the same period last year. Table games revenues during the three months ended March 31, 2003 declined approximately $357,000 or 14.3% from approximately $2.5 million recorded in the same period last year. The average number of slot machines in operation during the three months ended March 31, 2003 was 1,348, with an average win per slot per day of $162, compared to the average number of slot machines in operation of 1,382 during the same period last year, with an average win per slot per day of $168. The average number of table games in operation was 34 with an average win per table per day of $697 during the three months ended March 31, 2003, compared to an average of 34 table games with an average win per table per day of $814 during the three months ended March 31, 2002. Hotel occupancy was 90.3% with an average daily rate of $47 during the three months ended March 31, 2003, compared to 95.5% and $48, respectively, during the three months ended March 31, 2002. Operating income for the three months ended March 31, 2003 and March 31, 2002 was approximately $4.6 million. EBITDA for the three-month period ended March 31, 2003 was approximately $6.5 million, compared to approximately $6.4 million in the prior year's period, an improvement of approximately $44,000.

During the three-month period ended March 31, 2003, Fitzgeralds Black Hawk had net revenues of approximately $7.9 million, compared to approximately $9.0 million in the prior year three-month period, a decrease of approximately $1.1 million or 12.2%. Casino revenues during the three-month period ended March 31, 2003 were approximately $8.1 million, compared to approximately $9.2 million for the same period last year, a decrease of approximately $1.1 million or 12.0%. Of this amount, slot revenues accounted for approximately $8.0 million or 98.8% of casino revenues and table games revenues accounted for approximately $146,000 or 1.2% of casino revenues. Slot revenues during the three months ended March 31, 2003 declined approximately $1.0 million or 11.1% from approximately $9.0 million recorded in the same period last year. Table games revenues during the three months ended March 31, 2003 declined approximately $51,000 or 25.9% from approximately $197,000 recorded in the same period last year. The average number of slot machines in operation during the three-month period ended March 31, 2003 was 592, with an average win per slot per day of $150, compared to an average number of slot machines of 593 during the three-months ended March 31, 2002, with an average win per slot per day of $169. The average number of table games in operation was 6 with an average win per table per day of $270 during the three months ended March 31, 2003 compared to an average of 6 table games with an average win per table per day of $365 during the three months ended March 31, 2002. Operating income for the three months ended March 31, 2003 was approximately $1.2 million, compared to approximately $1.3 million in the prior year, a decrease of approximately $27,000 or 2.1%. EBITDA for the three-month periods ended March 31, 2003 and 2002 was approximately $1.6 million.




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

MAJESTIC STAR ANNOUNCES STRONG                                          Page 5
FIRST QUARTER RESULTS


Fitzgeralds Las Vegas reported net revenues of approximately $12.4 million during the three-month period ended March 31, 2003, compared to approximately $13.0 million in the same period last year, a decrease of approximately $600,000 or 4.6%. Casino revenues during the three-month period ended March 31, 2003 were approximately $9.5 million, compared to approximately $9.8 million for the same period last year, a decrease of approximately $300,000 or 3.1%. Of this amount, slot revenues accounted for approximately $6.9 million or 72.6% of casino revenues and table games revenues accounted for approximately $2.6 million or 27.4% of casino revenues. Slot revenues during the three months ended March 31, 2003 declined approximately $500,000 or 6.8% from approximately $7.4 million recorded in the same period last year. Table games revenues during the three months ended March 31, 2003 increased approximately $200,000 or 8.3% from approximately $2.4 million recorded in the same period last year. The average number of slot machines in operation during the three-months ended March 31, 2003 was 893, with an average win per slot per day of $86, compared to the average number of slot machines during the three-months ended March 31, 2002 of 940, with an average win per slot per day of $87. The average number of table games in operation was 25 with an average win per table per day of $1,020 during the three months ended March 31, 2003, compared to an average of 23 table games with an average win per table per day of $1,023 during the three months ended March 31, 2002. Hotel occupancy was 81.8% with an average room rate of $40 during the three months ended March 31, 2003, compared to 84.4% and $41, respectively, during the three months ended March 31, 2002. Operating income for the three months ended March 31, 2003 was approximately $236,000, compared to approximately $240,000 for the three months ended March 31, 2002. EBITDA for the three-month period ended March 31, 2003 was approximately $907,000, compared to $857,000 in the same period last year, an improvement of approximately $50,000 or 5.8%.

On a consolidated basis, Holdings ended the quarter with $21.0 million in cash and cash equivalents. As of March 31, 2003, Holdings had total debt outstanding of $151.8 million of 11.653% Senior Secured Notes and had no borrowings under its $15.0 million Credit Facility.

This press release includes statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor provisions of those sections and the Private Securities Litigation Reform Act of 1995. Words such as "believes", "anticipates", "estimates", "plans", "intends", "expects", "will" or "could" used in the Company's and Holdings' press releases and reports filed with the Securities and Exchange Commission are intended to identify forward-looking statements. All forward-looking statements involve risks and uncertainties. Although each of the Company and Holdings believes its expectations are based upon reasonable assumptions within the bounds of its current knowledge of its business and operations, there can be no assurances that actual results will not materially differ from expected results. The Company and Holdings caution that these and similar statements included in this report and in previously filed periodic reports are further qualified by


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

MAJESTIC STAR ANNOUNCES STRONG                                          Page 6
FIRST QUARTER RESULTS


important factors that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, without limitation: the risk of the Company's joint venture partner not making its lease payments when due in connection with the parking facility at the Gary property; the ability to fund planned development needs and to service debt from existing operations and from new financing; increased competition in existing markets or the opening of new gaming jurisdictions; a decline in the public acceptance of gaming; the limitation, conditioning or suspension of our gaming licenses; increases in or new taxes imposed on gaming revenues, admissions and gaming devices; a finding of unsuitability by regulatory authorities with respect to the Company, Holdings or their officers or key employees; loss and/or retirement of key employees; significant increase in fuel or transportation prices; adverse economic conditions in the Company's or Holdings' markets; severe and unusual weather in the Company's or Holdings' markets; adverse results of significant litigation matters; non-renewal of the Company's or Holdings' gaming licenses from the appropriate governmental authorities; and continuing effects of terrorist attacks and any future occurrences of terrorist attacks or other destabilizing events.

For more information on these and other factors, see the Company's and Holdings' most recently filed Form 10-Ks. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date hereof. All subsequent written and oral forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements and factors that may affect future results contained throughout this press release. Neither the Company nor Holdings undertakes any obligation to publicly release any revisions to such forward-looking statements to reflect events or circumstances after the date hereof.

The Company and Holdings make available free of charge their annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the Securities and Exchange Commission. In addition, you may obtain a copy of such filings at www.sec.gov or from the applicable web site, www.majesticstar.com or www.fitzgeralds.com.

The Company and Holdings have scheduled a conference call for Friday, May 9, 2003 at 10:00 a.m. (Eastern time) to discuss the first quarter results. The dial-in number is (800) 218-9073, and the moderator is Michael E. Kelly. A replay number will also be available, (800) 405-2236, pass-code 537803. Inquiries for additional information should be directed to Michael E. Kelly, Executive Vice President / Chief Operating Officer at (702) 388-2240.

(Condensed Statements of Operations, Reconciliation of GAAP earnings to EBITDA and Other Statistical Data attached).



                                       ###

                          THE MAJESTIC STAR CASINO, LLC

                  STATEMENTS OF OPERATIONS (GARY PROPERTY ONLY)
                                   (UNAUDITED)

                                               THREE MONTHS ENDED MARCH 31,
                                                  2003              2002
                                        --------------------------------------
REVENUES:
     Casino                                $   35,332,173      $   31,138,665
     Food and beverage                            391,922             433,145
     Other                                        570,798             396,331
                                           --------------      --------------
          Gross revenues                       36,294,893          31,968,141

          Less promotional allowances            (319,471)           (215,760)
                                           --------------      --------------
          Net revenues                         35,975,422          31,752,381

COSTS AND EXPENSES:
     Casino                                     8,803,070           7,260,277
     Food and beverage                            383,862             451,609
     Gaming taxes                               9,740,773           8,576,832
     Advertising and promotion                  1,714,985           1,661,445
     General and administrative                 6,485,052           5,903,986
     Economic incentive - City of Gary          1,060,247             938,260
     Depreciation and amortization              2,018,116           2,277,638
                                           --------------      --------------
          Total costs and expenses             30,206,105          27,070,047
                                           --------------      --------------
          Operating income                      5,769,317           4,682,334

OTHER INCOME (EXPENSE):
     Interest income                               14,157               7,874
     Interest expense                          (3,534,438)         (3,648,625)
     Loss on disposal of assets                  (124,720)                  -
     Other non-operating expense                  (38,335)            (33,501)
                                           --------------      --------------
          Total other expense                  (3,683,336)         (3,674,252)
                                           --------------      --------------
          Net income                       $    2,085,981      $    1,008,082
                                           ==============      ==============

                         THE MAJESTIC STAR CASINO, LLC

                           SUMMARY DATA (IN MILLIONS)
                               GARY PROPERTY ONLY
                                  (UNAUDITED)

                                                THREE MONTHS ENDED
                                                     MARCH 31
                                               2003             2002
                                              ------          ------
Gross Revenues                               $  36.3         $  32.0
    Casino                                      35.3            31.2
    Food and beverage                            0.4             0.4
    Other                                        0.6             0.4

Operating Income (loss)                          5.8             4.7
    Depreciation and amortization                2.0             2.3
                                             -------         -------
    EBITDA (1)                               $   7.8         $   7.0

(1) EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA as a measure of the Company's operating performance. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.

                         MAJESTIC INVESTOR HOLDINGS, LLC
CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                   (UNAUDITED)


                                                        BARDEN         BARDEN         BARDEN
                                                      MISSISSIPPI     COLORADO        NEVADA
                                         PARENT       GAMING, LLC    GAMING, LLC    GAMING, LLC   CONSOLIDATED
                                       -----------    -----------    -----------    -----------   ------------
REVENUES:
    Casino                             $      --      $21,810,069    $ 8,113,961    $ 9,511,677    $39,435,707
    Rooms                                     --        1,925,669           --        1,873,116      3,798,785
    Food and beverage                         --        2,344,891        483,385      2,032,664      4,860,940
    Other                                     --          302,121         62,246        436,471        800,838
                                       -----------    -----------    -----------    -----------    -----------
        Gross revenues                        --       26,382,750      8,659,592     13,853,928     48,896,270

        Less promotional allowances           --       (3,417,392)      (744,095)    (1,455,624)    (5,617,111)
                                       -----------    -----------    -----------    -----------    -----------
        Net revenues                          --       22,965,358      7,915,497     12,398,304     43,279,159
                                       -----------    -----------    -----------    -----------    -----------
COSTS AND EXPENSES:
    Casino                                    --        8,904,877      2,569,572      4,084,269     15,558,718
    Rooms                                     --          602,837           --          943,059      1,545,896
    Food and beverage                         --          634,685        282,056      1,581,459      2,498,200
    Other                                     --           81,218        170,953        157,437        409,608
    Gaming taxes                              --        2,561,820      1,273,028        740,465      4,575,313
    Advertising and promotion                 --        1,271,478        715,475      1,264,466      3,251,419
    General and administrative                --        2,455,879      1,261,388      2,720,426      6,437,693
    Depreciation and amortization          665,738      1,904,968        411,702        671,052      3,653,460
                                       -----------    -----------    -----------    -----------    -----------
        Total costs and expenses           665,738     18,417,762      6,684,174     12,162,633     37,930,307
                                       -----------    -----------    -----------    -----------    -----------
        Operating income (loss)           (665,738)     4,547,596      1,231,323        235,671      5,348,852
                                       -----------    -----------    -----------    -----------    -----------
OTHER INCOME (EXPENSE):
    Interest income                         18,298          3,287           --            1,358         22,943
    Interest expense                    (4,421,360)          --             --           (6,730)    (4,428,090)
    Gain on disposal of assets                --           15,000           --             --           15,000
    Other non-operating expense             (9,479)          --             --             --           (9,479)
                                       -----------    -----------    -----------    -----------    -----------
        Total other income (expense)    (4,412,541)        18,287           --           (5,372)    (4,399,626)
                                       -----------    -----------    -----------    -----------    -----------
        Net income                     $(5,078,279)   $ 4,565,883    $ 1,231,323    $   230,299    $   949,226
                                       ===========    ===========    ===========    ===========    ===========

                        MAJESTIC INVESTOR HOLDINGS, LLC

                           SUMMARY DATA (IN MILLIONS)
                   FOR THE THREE MONTHS ENDED MARCH 31, 2003
                                  (UNAUDITED)

                                                 BARDEN          BARDEN            BARDEN
                                               MISSISSIPPI      COLORADO           NEVADA
                              PARENT           GAMING, LLC     GAMING, LLC       GAMING, LLC     CONSOLIDATED
                             --------         -------------   -------------     -------------   --------------
Gross Revenues                $  --              $ 26.4           $ 8.7            $ 13.8           $ 48.9
     Casino                      --                21.8             8.1               9.5             39.4
     Rooms                       --                 1.9              --               1.9              3.8
     Food and beverage           --                 2.4             0.5               2.0              4.9
     Other                       --                 0.3             0.1               0.4              0.8

Operating income (loss)       $ (0.7)            $  4.6           $ 1.2               0.2           $  5.3
     Depreciation and
     amortization                0.7                1.9             0.4               0.7              3.7
                              ------             ------           -----            ------           ------
     EBITDA (1)               $  --              $  6.5           $ 1.6            $  0.9           $  9.0

(1) EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA as a measure of the Company's operating performance. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.

                         MAJESTIC INVESTOR HOLDINGS, LLC
CONSOLIDATING STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                  (Unaudited)


                                                            BARDEN          BARDEN           BARDEN
                                                         MISSISSIPPI       COLORADO          NEVADA
                                            PARENT       GAMING, LLC      GAMING, LLC     GAMING, LLC   CONSOLIDATED
                                         ------------   -------------    -------------   ------------ --------------
REVENUES:
     Casino                              $       --      $ 23,356,959    $  9,217,305    $  9,780,487    $ 42,354,751
     Rooms                                       --         2,085,520            --         2,002,991       4,088,511
     Food and beverage                           --         2,475,101         506,060       2,114,940       5,096,101
     Other                                       --           335,979          58,584         493,927         888,490
                                         ------------    ------------    ------------    ------------    ------------
          Gross revenues                         --        28,253,559       9,781,949      14,392,345      52,427,853

          Less promotional allowances            --        (3,906,023)       (820,172)     (1,397,260)     (6,123,455)
                                         ------------    ------------    ------------    ------------    ------------
          Net revenues                           --        24,347,536       8,961,777      12,995,085      46,304,398
                                         ------------    ------------    ------------    ------------    ------------
COSTS AND EXPENSES:
     Casino                                      --         9,908,991       3,544,498       4,572,670      18,026,159
     Rooms                                       --           721,768            --         1,046,732       1,768,500
     Food and beverage                           --           678,916         271,120       1,820,082       2,770,118
     Other                                       --            85,040         166,416         127,198         378,654
     Gaming taxes                                --         2,779,336       1,483,083         757,335       5,019,754
     Advertising and promotion                   --         1,365,791         733,390       1,197,355       3,296,536
     General and administrative                 4,205       2,399,475       1,141,057       2,616,457       6,161,194
     Depreciation and amortization            626,347       1,779,913         363,668         617,087       3,387,015
     Pre-opening expenses                       7,287            --              --              --             7,287
                                         ------------    ------------    ------------    ------------    ------------
          Total costs and expenses            637,839      19,719,230       7,703,232      12,754,916      40,815,217
                                         ------------    ------------    ------------    ------------    ------------
          Operating income (loss)            (637,839)      4,628,306       1,258,545         240,169       5,489,181
                                         ------------    ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
     Interest income                           16,512           6,894           3,633           4,569          31,608
     Interest expense                      (4,507,026)           --              --            (8,361)     (4,515,387)
     Gain on disposal of assets                  --             6,542            --              --             6,542
     Other non-operating expense              (17,492)           --              --              --           (17,492)
                                         ------------    ------------    ------------    ------------    ------------
          Total other income (expense)     (4,508,006)         13,436           3,633          (3,792)     (4,494,729)
                                         ------------    ------------    ------------    ------------    ------------
          Net income                     $ (5,145,845)   $  4,641,742    $  1,262,178    $    236,377    $    994,452
                                         ============    ============    ============    ============    ============


                        MAJESTIC INVESTOR HOLDINGS, LLC

                           SUMMARY DATA (IN MILLIONS)
                   FOR THE THREE MONTHS ENDED MARCH 31, 2002
                                  (UNAUDITED)

                                                               BARDEN          BARDEN
                                                            MISSISSIPPI       COLORADO       BARDEN NEVADA
                                            PARENT          GAMING, LLC      GAMING, LLC      GAMING, LLC    CONSOLIDATED
                                       -----------------    ------------    ------------     -------------   ------------
Gross Revenues                             $    -             $  28.3        $   9.8           $   14.4       $  52.5
      Casino                                    -                23.4            9.2                9.8          42.4
      Rooms                                     -                 2.1            -                  2.0           4.1
      Food and beverage                         -                 2.5            0.5                2.1           5.1
      Other                                     -                 0.3            0.1                0.5           0.9

Operating income (loss)                    $   (0.6)          $   4.6        $   1.3           $    0.2       $   5.5
      Depreciation and amortization             0.6               1.8            0.3                0.7           3.4
                                           --------           -------        -------           --------       -------
      EBITDA (1)                           $    -             $   6.4        $   1.6           $    0.9       $   8.9

(1) EBITDA is presented solely as a supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry, and a principal basis for valuation of gaming companies. Management uses EBITDA as a measure of the Company's operating performance. EBITDA should not be construed as an alternative to operating income, as an indicator of the Company's operating performance or as an alternative to cash flows from operating activities, as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. The Company has significant uses of cash including capital expenditures, interest payments, taxes and debt principal repayments, which are not reflected in EBITDA.